UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2017

MEDIFIRST SOLUTIONS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-55465	27-3888260
(State or other	(Commission File Number)	(IRS Employer
jurisdiction incorporation)		Identification No.)

4400 Route 9 South, Suite 1000, Freehold, NJ		07728
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (732)-786-8044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting

Item 1.01	Entry into a Material Defi nitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation.
Item 3.02	Unregistered Sales of Equity Securities.

On May 2, 2017, Medifirst Solutions, Inc. (the “Company”) conducted the first closing under a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”) for the sale of convertible redeemable notes in aggregate principal amount of $1,012,500. At the first closing, the Company issued to the Investor (i) a convertible redeemable note in principal amount of $131,250 (the “Note”); and (ii) a convertible redeemable back end note in principal amount of $131,250 (the “B.E. Note” and together with the Note, the “Notes”). Under the Purchase Agreement, on June 2, 2017, July 10, 2017 and August 7, 2017, the Company and the Investor expect to conduct additional closing for the sale and purchase of three additional notes having the same terms as the Note in principal amounts equal to $125,000 per closing and three additional notes having the same terms as the B.E. Note in principal amounts equal to $125,000 per closing.

In consideration for the issuance of the Note, on May 2, 2017, the Company received net proceeds (after deducting the Investor’s legal fees) in the amount of $125,000. In consideration for the issuance of the B.E. Note, the Investor issued to the Company a $131,250 fully-collateralized secured promissory note (the “Investor Note”), pursuant to which the Investor agreed to pay the Company $131,250 on or before January 1, 2018.

The Company intends to use the proceeds from the sale of the Note for general corporate purposes, including marketing and sales and the development of the Company’s Time Machine Laser product line by adding a laser that could allow the Company to target the cosmetic industry and by applying for F.D.A 510(k) clearance to market and sell that laser.

The Notes, which are due on May 1, 2018, bear interest at the rate of 8% per annum. Subject to a beneficial ownership limitation equal to 4.99%, principal and interest on the Notes is convertible into shares of the Company’s common stock (“Common Stock”) at a conversion price equal to 58% of the lowest trading price of Common Stock during the fourteen trading day period prior to conversion.

The offer and sale of the securities were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the terms of the Purchase Agreement, the Note and the B.E. Note does not purport to be complete and is subject to, and qualified in its entirety by reference to the Purchase Agreement, the Note, the B.E. Note, which are filed herewith as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, and are incorporated herein by reference.

Item 9.01	Exhibits.

Exhibits	Description
99.1	Securities Purchase Agreement, dated May 1, 2017
99.2	8% Convertible Redeemable Note due May 1, 2018
99.3	8% Convertible Redeemable Back End Note due May 1, 2018

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFIRST SOLUTIONS, INC.
Dated: May 8, 2017
	By:	/s/ Bruce Schoengood
President and CEO

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